Exhibit 10.41

LEASE AGREEMENT
This LEASE AGREEMENT for lease of Commercial Space # C-17 at the 17th floor of the Commercial Complex of Sony Chocolate Industries Ltd. at Rahman’s Regnum Centre, 191/1, Tejgaon-Gulshan Link Road, Tejgaon C/A, Dhaka-1208 is made on this 22 November, 2023 to be effective from 1st March, 2024 (hereinafter the “Lease Agreement”).
BETWEEN

Sony Chocolate Industries Ltd. a registered private company represented by its Managing Director Mohammad Hossain Jony S/O- Late Al-Haj Abdur Rahman Sikder of Rahman’s Regnum Centre, Suite # A-12 & B-12 (12th Floor), plot # 191/1, Tejgaon-Gulshan Link Road, Tejgaon, C/A, Dhaka-1208 (hereinafter referred to as the “LESSOR”, which expression shall, unless repugnant contrary to the context, shall mean and include its heirs, legal representatives, executors, successors-in- interest, assigns and nominees wherever the context so permits) of the........................................FIRST PARTY.
AND
Augmedix Bangladesh Ltd. incorporated under the appropriate laws of Bangladesh, represented by Rashed Mujib Noman, Country Director, Bangladesh, having its registered office at Augmedix Building, Suite 203, 17/C, Panthapath, Dhaka Bangladesh (hereinafter referred to as the “LESSEE” which expression shall unless excluded by or repugnant to the context be deemed to include its successors, legal representatives, administrators and assigns) of the ..............................................SECOND PARTY.
(The LESSOR and the LESSEE are hereinafter collectively referred to as the “Parties” and individually as a “Party”)
WHEREAS, the LESSOR is desirous of leasing the Commercial Space # C-17 at the 17th Floor of the Commercial Complex of Sony Chocolate Industries Ltd. at Rahman’s Regnum Centre, 191/1, Tejgaon-Gulshan link Road, Tejgaon C/A, Dhaka-1208 and the LESSEE, has agreed to take lease of the same for its business purposes in Dhaka.
NOW THEREFORE, AND SUBJECT TO THE MUTUAL COVENANTS HEREIN AFTER, THE PARTIES HERE TO AGREE AS FOLLOWS:
DEMISED PREMISES:
The DEMISED PREMISES is a space measuring approximately 5,712 sq. ft. including front stairways and their respective landing area, lift lobby area, fire exit, toilet zone and common space, at the 17th floor of the commercial complex of Sony Chocolate Industries Ltd. at Rahman’s Regnum Centre, 191/1, Tejgaon-Gulshan Link Road, Tejgaon C/A, Dhaka-1208 along with the facilities attached thereto, fully described in the schedule below (hereinafter referred to as the DEMISED PREMISES).
DEMISED PREMISES 17th Floor layout attached and duly signed by both the parties.

1.TENURE:
a)The tenure of the lease of the DEMISED PREMISES will be for 05 (Five) years (“Lease Term”), commencing on 1st March, 2024 (“Commencement Date”) and ending on 31 March 2029 (the “Expiration Date”), unless terminated earlier as per provision in this Lease Agreement or such date as may be extended by mutual agreement.

b)In the event of extension of the Lease period by mutual agreement, the Advance Rent, Rent, Service Charge and other terms and conditions shall be reviewed, re-fixed and decided on the basis of market rates for the lease of commercial spaces of adjacent areas of the Tejgaon-Gulshan link Road, Dhaka-1208 on mutual understanding.

c)For the purposes of extending the Lease Term, the Parties shall initiate the discussions 6 (six) months prior to the expiry of the Lease Term or any extended Lease Term; as applicable.

2.RENT:
a)Commencing on the Commencement Date and continuing up to the Expiration Date, the LESSEE agrees to pay the LESSOR monthly rent for the DEMISED PREMISES (the “Rent”) in the following amounts and for the following periods, beginning either on the date set forth below or the date LESSOR delivers possession of the DEMISED PREMISES.

Exhibit 10.41

Floor 17
Handover Date	Rent Effective Date	Total space (5,712 Sq. Ft.)	% of Rent Increase	Rent Per Sq. ft.	Monthly Rent (Tk.)
1 March 2024	1 April 2024 to 31 March 2026	5,712	Initial Rate	120.00	6,85,440.00
	1 April 2026 to 31 March 2028	5,712	@10%	132.00	7,53,984.00
	1 April 2028 to 31 March 2029	5,712	@10%	145.20	8,29,382.00

b)The Rent for each month shall be paid by the 21st day of the same month.

c)The Rent is subject to deduction of the income tax at source as per Income Tax Ordinance, unless a tax exemption certificate issued by the National Board of Revenue is produced by the LESSOR.

d)If the LESSOR has more vacant space available for lease at any time during the Lease Term, then the LESSOR shall first offer such space for lease to the LESSEE at the prevailing market rate, provided, however, rent, advance rent and others terms and conditions of such lease shall be reviewed, fixed and decided on the basis of the then-current market rate for the lease of commercial spaces with equivalent standards & facilities of adjacent areas of the Tejgaon-Gulshan link Road, Dhaka-1208 on mutual understanding.

Notwithstanding the Rent schedules set forth in Section 2.a above, the Rent shall be abated for a period of 1 (one) month from the date LESSOR delivers possession of the DEMISED PREMISES to the LESSEE for the purpose of interior works within the DEMISED PREMISES. If the LESSEE fails to complete the interior works within the 1 (one) month of LESSOR’s delivery of possession of the DEMISED PREMISES to the LESSEE, the LESSOR will not consider any extension of the Rent-free period.

3.LEASE AND HANDOVER OF DEMISED PREMISES BY LESSOR:

a)Subject to the terms and conditions of this Lease Agreement, the LESSOR hereby leases to LESSEE the DEMISED PREMISES on the terms set forth herein.

b)The LESSOR shall handover possession the DEMISED PREMISES to the LESSEE according to the schedule set forth below:

Sl. No	Floor No.	Space Area Sq. Ft.	Signing date	Hand over date	Rent start date
1.	17th floor	5,712	22 Nov 2023	1 March 2024	1 April 2024

c)The LESSOR will hand over the DEMISED PREMISES to the LESSEE in broom clean condition after completing the floor tiles, lift lobby marble tiles finishing works, water connection, back-up generator of 50 KW, three (3) working elevators, common bathroom zones, electric connection up to Sub Distribution Board. The LESSEE’S obligation to take possession of the DEMISED PREMISES shall be subject to a satisfactory joint inspection by the LESSEE and the LESSOR. If any incompletion, damage, or deficiencies are identified during the joint inspection, LESSOR shall be responsible for repair and/or correcting such deficiencies.

d)Notwithstanding the Rent schedule set forth in Section 2.a above, or any other provision of this Agreement, if for any reason the LESSOR is unable to deliver possession of the DEMISED PREMISES in accordance with the conditions stated in clause 3(c), on the dates set forth in Section 3.b above, all of LESSEE’s obligations, including the obligation to pay Rent, for the DEMISED PREMISES, shall be suspended until the date on which the LESSOR is able to deliver possession of the DEMISED PREMISES, as per terms of this Lease Agreement and to

Exhibit 10.41
the satisfaction of the LESSEE. Moreover, in the event LESSOR fails to handover the DEMISED PREMISES, as per clause 3(b) above, the LESSOR shall be allowed a grace period of 14 calendar days (hereinafter “Grace Period”) to complete the handover. After expiry of the Grace Period, the LESSOR shall be liable to pay a penalty charge of Tk. 25,000 (Taka Twenty Five Thousand) only for each day of delay of handover in accordance with the terms and conditions of this Agreement.

    The obligation to pay the delay penalty shall be without prejudice to any other rights of LESSEE under this Lease Agreement. Further, without prejudice to any other rights under this Lease Agreement, if for any reason the LESSOR is unable to deliver possession of each floor(s) of the DEMISED PREMISES to LESSEE within 3 (three) months of the handover dates set forth in Section 3.b above, LESSEE may, at its option, by written notice to LESSOR terminate this Lease Agreement, and upon such termination, LESSOR shall refund any and all amounts paid by the LESSEE in connection with this Lease Agreement.

4.SERVICE AND MAINTENANCE CHARGES:
a)The monthly service and maintenance charge for the DEMISED PREMISES is as follows (the “Service and Maintenance Fee Schedule”):

Floor 17
Handover Date	Service Charge Effective Date	Total space Sq. Ft.	% of Service Charge Increase	Service Charge per Sq. Ft.	Monthly Service Charge (Tk.)
1 March 2024	1 April 2024 to 30 June 2024	5,712	Initial Rate	10.00	30% discount on 57,120.00
	1 July 2024 to 31 March 2026	5,712	Initial Rate	10.00	57,120.00
	1 April 2026 to 31 March 2028	5,712	@10%	11.00	62,832.00
	1 April 2028 to 31 March 2029	5,712	@10%	12.10	69,115.00

b)The charge specified in clause 4(a) above includes, without limitation to the LESSEE’s proportionate cost of building security, common area electricity, cleaning/housekeeping/maintenance of front stairways and their respective landing area, lift lobby area, fire exit and common space of the DEMISES PREMISES, and common area utilities. Advance Income TAX (AIT) & Value Added TAX (VAT) is not applicable for Utilities (Water, GAS and Electricity); any other Service & Maintenance charge is subject to 5% AIT and 15% VAT according to Govt. rules. Seventy Five Percent (75%) of the Service Charge will be allocated for common services charge in which the wages of services staff, festival bonus for staff, extra duty allowance during Eid and other festival holidays, communication & coordination charges, common electric bill, etc. will be covered. The remaining Twenty-Five (25%) of the Service Charge will be preserved as the Reserve Fund by the LESSOR to cover emergency expenses i.e. emergency heavy equipment, spare replacement etc.

c)The service level agreement (SLA) in respect of the services to be provided by the LESSOR against the Service Charge payable under this clause no. 4 is specified in Annexure-2 of this Lease Agreement.
d)Notwithstanding the Service and Maintenance Fee Schedule set forth in Section 4.a above, if for any reason the LESSOR is unable to deliver possession of the DEMISED PREMISES on the dates set forth in Section 3.b above, all of LESSEE’s obligations, including the obligation to pay service and maintenance charges, for the DEMISED PREMISES shall be suspended and tolled for the period of delay in LESSOR’s handover of the DEMISED PREMISES.

1.ADVANCE RENT:
a)The LESSEE shall pay advance rent for DEMISED PREMISES equivalent to 3 (three) month’s rent, amounting to Tk. 20,56,320.00 BDT (Twenty lacs fifty six thousand three hundred twenty) only to the LESSOR on handover of the DEMISED PREMISES (“Advance Rent”). If the handover date is delayed (as set forth in Section 3.b above), the payment for the advance payment shall be delayed until handover of the DEMISED PREMISES.
b)Notwithstanding Section 5.a above, if for any reason the LESSOR is unable to deliver possession of the DEMISED PREMISES on the dates set forth in Section 3.b above, all of

Exhibit 10.41
LESSEE’s obligations, including the obligation to pay advanced rent, for the DEMISED Premises, shall be suspended and tolled for the period of delay in LESSOR’s handover of the DEMISED PREMISES.

c)Advance Rent being 20,56,320.00 BDT (Twenty lacs fifty six thousand three hundred twenty) only paid to the Lessor, shall be fully adjusted in 12 monthly installments at the rate of Taka 1,71,360.00 (One lac seventy one thousand three hundred sixty) only per month from monthly rent payable by the LESSEE.

2.SECURITY DEPOSIT:
a)The LESSEE shall pay a security deposit to the LESSOR equivalent of 6 month’s rent amounting to Tk. 41,12,640.00 (Forty one lac twelve thousand six hundred forty) only (the “Security Deposit”), which shall be payable in installments in the following manner:

Sl. No.	Milestone	Amount
1.	1st Installment of Security Deposit shall be paid Upon execution of this Lease Agreement on 22 November 2023	Tk.20,56,320.00
1.
2nd Installment of Security Deposit shall be paid on 15 December 2023 based on work progress at the DEMISED PREMISES.
(If the work progress is not satisfactory to LESSEE, 2nd installment payment for the security deposit shall be delayed until LESSEE is satisfied with the progress of the work)
Tk.20,56,320.00
Total		Tk.41,12,640.00

a)This Security Deposit shall be refunded to LESSEE within 30 (thirty) days following the Lease Term or upon earlier termination of this Lease Agreement, subject to any mutually agreed deductions for any damage in the DEMISED PREMISES with the exception of reasonable wear and tear occurring from use following a joint inspection of the DEMISED PREMISES by both LESSOR and LESSEE. In the event that the Parties are unable to agree on the deduction or quantum of damages then the Parties shall be required to jointly appoint an independent surveyor to inspect the damage. The decision/report of the independent surveyor shall (save for manifest error) be final and binding upon the Parties and the costs of the independent surveyor shall be borne wholly by the Party against whom the independent and reputed surveyor decides or proportionately as determined by the independent and reputed surveyor, as applicable. No deductions can be enforced until the decision/report is served upon the LESSOR and LESSEE. In case of renewal of the Lease Term however, this amount may be adjusted with the advance amount to be paid for renewed period at the sole discretion of the LESSEE. In case the Lease Term is not extended for a further period, then the LESSEE shall have the option to set-off the last 6 (six) month’s Rent with the Security Deposit amount.
b)Notwithstanding the Security Deposit pay schedule set forth in Section 6.a above, if for any reason the LESSOR is unable to deliver possession of the DEMISED PREMISES on 1 March 2024, Lessee’s obligation to pay the advanced deposit shall be suspended until such date on which the LESSOR is able to deliver possession of the DEMISED PREMISES to the LESSEE, or parts thereof, as per terms of this Lease Agreement.

Rent, Advance Rent, Security Deposit, Service & Maintenance charge payable shall be in account payee Cheque/BFTN/RTGS issued in the name of “Sony Chocolate Industries Ltd.”
5.COVENANTS OF THE LESSEE:

The LESSEE covenants and represents:

a)To pay the Rent, advance Rent and Security Deposit to the LESSOR at the time and in the manner set forth in this Lease Agreement.
b)To pay AIT deducted from the Rent, if any, to the income tax authority and submit payment receipt thereof to the LESSOR. VAT is not applicable on Rent.
c)To pay the power consumption bills for the DEMISED PREMISES in accordance with the reading of the sub-meter installed by the LESSOR, after receiving the pertinent bill from the electric supply authority.
d)To pay standby generator electricity used in case of normal utility supply failure as per the rate and bill prepared / served on the basis of provision of clause 8(bb) below.
e)To keep the DEMISED PREMISES clean and to carry out all minor repairs and day-to-day maintenance of the DEMISED PREMISES at the cost of the LESSEE.
f)Subject to the terms and conditions of this Lease Agreement, not to make any structural alteration or additions in or to the DEMISED PREMISES without prior permission of the LESSOR.

Exhibit 10.41
g)To complete the interior decoration at its expense (if necessary) in accordance with its specifications, without causing any structural changes or damage (such as drilling holes in beams or columns, breaking marble floor tiles, or designing the feature wall and ceiling of a typical floor, lift, lobby, etc.).
h)Air Conditioning: The LESSEE is required to install VRF air conditioning system in the DEMISED PREMISES at its own expense, and it must provide documentation that details the cost of the system components installed. The air conditioning system must be of VRF brand from Samsung, Mitsubishi, or York, or an equivalent. The LESSOR shall have the option to retain the air conditioning system installed, by reimbursement of the depreciated value of the same @ 8% per year over the length of usage after the Lease Term has expired or in case the Lease Agreement is terminated for any reason in accordance with the terms and conditions of this Lease Agreement.

i)The LESSEE shall be allowed to uninstall the VRF at any time, if there is any disagreement regarding the price/value of the air conditioning or for any other reason, as determined by the LESSEE in its sole discretion.
j)The modern firefighting (NAFCO, U.A.E) system of the building common spaces, and each floor lift-lobby spaces shall be installed by LESSOR at standard design and its own cost. Notwithstanding, the LESSEE will install, at its own cost, the internal firefighting system of the DEMISED PREMISES as per its own layout plan compatible with the master layout plan.
k)For structural safety and security of the building, no holes, drilling and fixing of any other structures shall be done on the concrete columns and beams.
l)Common spaces, especially the lift lobby in front of the DEMISED PREMISES, shall be kept clean as per this building’s standards.
m) For safety and security of the building against fire, no “Dipterocarps turbinatus” or “Gorjon” wood is allowed for decoration purposes. Recommend using any material which is not of fire hazard.
3.COVENANTS OF THE LESSOR:
The LESSOR covenants and represents:

a)To ensure 24 hours’ access to the DEMISED PREMISES by staffing a building attendant/ security personnel 24 hours’ a day and lighting the DEMISED PREMISES at all times.
b)To complete handover of the DEMISED PREMISES as per the schedule contained in clause 3 of this Lease Agreement.
c)To install double-glazed glasses on exterior façade of the DEMISED PREMISES for noise reduction and increased insulation.
d)To allow the LESSEE to install and pass/run the LESSEE’S required quantity of cables/wires (Power+LAN+Fiber+etc.) from floor to floor and from the server room to other floors of the DEMISED PREMISES. The LESSOR shall arrange to mitigate and resolve any hindrance and obstruction, if any, caused to the LESSEE by other tenants of the building in the process of installing and passing cables/wires.
e)To allow the LESSEE to install an ISP fiber drop point and wall-mounted network switch box as per the LESSEE’S required specifications (height, weight, dimensions etc.) in an appropriate location at the basement, as deemed by the LESSEE, from where the LESSEE shall be able to use the cable ducts to pass/run the cables/wires toward the server room of the LESSEE.
f)To allow the LESSEE to set up a 3rd radio tower including dedicated plant, machinery and equipment, as per the LESSEE’S required specifications (height, weight, dimensions etc.) on roof top of the building, if required, without any hindrance/obstructions and any further rent and/or charges. The approximate technical specifications of the radio and tower, including but not limited to height, weight, dimensions, etc., shall be as provided under Annexure-3.

The LESSEE shall not be required to pay any additional rent to the LESSORS for the space to be provided by the LESSSORS on the roof top of the building.

Exhibit 10.41
g)To arrange, at the LESSOR’S cost, a supply of 400 volts, 3 (three) phase, at least 200 KW (+/-) (Each floor 50 KW) electricity for the DEMISED PREMISES (up to Sub Distribution Board) with separate Electric Meter for the LESSEE which can be amended based on mutual discussion.
h)To obtain and provide a resolution of the Board of Directors of the LESSOR’s company in accordance with law and the Articles of Association of the LESSOR, confirming the terms and condition of this Lease Agreement and authorizing the signing of this Lease Agreement granting the lease to the LESSEE.
i)To maintain regular water and electricity supply for the DEMISED PREMISES at its own cost.
j)To pay any utility bills, including electricity, water charges etc., to the concerned authority or authorities for the DEMISED PREMISES for the period prior to the date LESSEE takes possession of the DEMISED PREMISES, and in the event of failure of the LESSOR to pay such bill, if any, LESSEE shall have the right to pay such bills to the authority or authorities concerned and to recover the said amount from the LESSOR, provided that the LESSEE provides the LESSOR with receipts for the bills so paid as evidence of such payment.
k)To pay the land tax, urban tax, City Corporation taxes and any other taxes in connection with the land and the DEMISED PREMISES.
l)To install marble/granite tiles in the lift lobby floors, common space and stairs of the DEMISED
PREMISES.
m)To complete the main entrance door to the DEMISED PREMISES with full height 12mm double shutter glass fitted with protector bit.
n)The LESSOR shall allot 2 washrooms (female) specifically for the LESSEE to use (which are already built).
o)The LESSOR shall construct 3 additional high standard common toilets including fittings within the DEMISED PREMISES as per lay out plan and architectural drawings (BRAND: KOHLER) from its own cost for the LESSEE.
p)To ensure the DEMISED PREMISES is built in accordance and in adherence to all safety regulations as per the relevant authorities of the Dhaka City Corporation.
q)To furnish the main floor of the DEMISED PREMISES with Akij/RAK Brand 32” x 32” or 48” x 24” Homogeneous/Antiskid tiles, and wooden/marble texture tiles for balcony.
r)To allow the LESSEE to use the DEMISED PREMISES peacefully during the Lease Term, subject to the terms and covenants herein contained, without any interruption or eviction by the LESSOR or any person claiming under or in trust for them or any other persons whatsoever.
s)To allow the LESSEE to affix its own name plate or signboard on the entrance of the DEMISED PREMISES, and to display its signage at the said place of the DEMISED PREMISES.
t)To upon request from the LESSEE, provide to the LESSEE documentary proof of all the necessary clearance and permission for the DEMISED PREMISES from the Government and other relevant authorities.
u)To in the event of a sale, assignment, bequeath, mortgage or any other transfer of ownership or interest in or to the DEMISED PREMISES, ensure and require that any purchaser agrees in writing to be bound by all the terms and conditions of this Lease Agreement.
v)To comply with all regulations issued from time to time by local authorities in connection with the DEMISED PREMISES.
w)To provide space for 4 (four) car parking spaces. Parking spots will be provided effective from the hand over date.
x)To supply, install and provide annual maintenance for 3 (three) brand new high-speed elevators with all modern options for passengers (Lift supply, installation and annual maintenance will be provided by MITSUBISHI (AG MELCO Elevator Company Bangladesh Ltd.), or other equivalent leading and reliable company of the country in the business). All three elevators as specified in this clause 8(w) will be accessible by the employees/staff and guests of the LESSEE.
y) To fix and fit all outer window glasses with double low-e double glazed curtain wall glass.

Exhibit 10.41
z)To allow the LESSEE to install an extra power backup strategy, at its own costs, as the current back-up power provided by LESSOR is not sufficient to meet LESSEE’S 24/7 power needs, and to provide full cooperation to the LESSEE for its requisite implementation.
aa)The LESSOR shall allocate a space for the LESSEE to place the generator owned by the LESSEE inside the building premises and allow the LESSEE to synchronize their generator with the LESSOR’s generator.
ab)To ensure a continuous power supply by providing a standby generator power supply for full load (50 KW) backup in cases of main utility supply failure. The load amount can be amended based on mutual agreement. Unit cost of standby supply shall be Tk.41.00 per KWh, (based on current diesel cost of Tk.109.00 per litre), payable in addition to the normal cost of regular electricity consumption. The unit cost of standby generation shall be adjusted in future i.e. increased or decreased in case there is any fluctuation of fuel cost.
ac)Standby generator service consumption shall be calculated in proportion of allocated standby capacity (50 KW) to the full capacity of standby generator multiplied by the operating hours. The standby operating hours shall be recorded in a logbook at the basement substation room which may be viewed and approved by the authorized representative of the LESSEE. The LESSOR shall generate a monthly invoice for the costs of the backup power at the rates stipulated in clause 8(z) of the Lease Agreement at the end of the month for each month. No invoice can be generated unless and until the logbook is viewed, cross-matched and approved by the LESSEE’S authorized representative.

Lessor's non-compliance with the representations and covenants as stipulated in this clause 8 shall be notified to the LESSOR by LESSEE in writing and in case of continued non-compliance for a period of one month after notice is served, may be considered material breach of this Lease Agreement allowing the LESSEE to terminate this Lease Agreement pursuant to clause 15 (e) of this Lease Agreement.

9.COVENANTS OF THE LESSOR ON TITLE:

The LESSOR covenants and represents that:

a)The LESSOR has complete power and absolute authority to lease out the DEMISED PREMISES and is in actual physical ownership of the DEMISED PREMISES. The LESSOR can lease the DEMISED PREMISES free from any adverse claim or demand and any legal barrier or hindrance whatsoever.
b)The LESSOR has full right and authority to lease the DEMISED PREMISES to the LESSEE and to execute and deliver this Lease Agreement on the terms and conditions set forth herein.
c)The DEMISED PREMISES is not affected by any easements, restrictions, covenants, or encumbrances that would prevent or restrict the LESSEE from using the DEMISED PREMISES for the purposes stated herein, would reduce any rights the LESSEE is granted herein, or would increase any obligations or liabilities under this lease.
d)The LESSOR will complete all legal and statutory requirements necessary to enable the LESSEE to use and occupy the DEMISED PREMISES in the manner contemplated herein.
e)No proceedings before any court, tribunal and/or authority have been initiated or may directly or indirectly affect the rights of the LESSEE herein.
f)Throughout the terms of the Lease Agreement, the LESSOR will not permit or allow or do or omit to be done any act or deed that may cause the revocation or amendment of any sanctioned permit relating to the DEMISED PREMISES or the use hereof.
g)The LESSOR will abide by all laws, by-laws and rules, regulations, orders and notifications of the government, including all presently concerned authorities and those from time to time concerned with the DEMISED PREMISES.

Exhibit 10.41

10.JOINT COVENANTS:
a)Both the LESSOR and the LESSEE agree that the DEMISED PREMISES shall be used for commercial purposes only and the LESSEE shall not use it for any illegal or immoral purpose or for any purpose that may become a nuisance for the neighbors.
b)The LESSOR agrees to allow the LESSEE to construct, fix, erect in or fasten to the DEMISED PREMISES temporary wooden partitions, counters, and office fixtures and fittings without making any alteration to the original structure of the DEMISED PREMISES.
c)The LESSEE may remove any fitting from the DEMISED PREMISES upon termination or upon expiry of the Lease Term. The LESSEE may, upon termination or expiration of the Lease Term, remove any fixtures which it has placed/installed in the DEMISED PREMSIES based on mutual discussion provided that removal can be accomplished without any material damage to the DEMISED PREMISES.
d)Upon expiry of the Lease Term (unless the same is renewed), the LESSEE will hand over the possession of the DEMISED PREMISES to the LESSOR.

11.HOLD OVER:
Notwithstanding anything contained elsewhere in this Lease Agreement, in the event that the parties are unable to agree on the terms and conditions in relation to an extension of the Lease Term then if the LESSEE should be desirous of continuing to occupy the DEMISED PREMISES upon the expiry of the Lease Term, the LESSORS shall, on the written request of the LESSEE before the Expiration Date of the Lease Term, allow the LESSEE to continue occupying the DEMISED PREMISES for a further period of up to 3 (Three) months after the Expiration Date at the same prevailing Rent and upon the same terms and conditions as this Lease Agreement.

12.BILLS AND UTILITIES:

Bills, other than Rent, shall be determined as follows:

a)Water bill is to be paid on actual consummation of water.
b)Electricity/WASA bill is to be paid within 30 (thirty) days from the date of physical receipt of such bill by the LESSEE.
c)The LESSEE shall not take electric connection from any other tenant, nor shall the LESSEE provide electric connection from its supply to any other tenant of the building.

13.INSPECTION AND QUIET AND PEACEFUL ENVIRONMENT:
The LESSOR, or the authorized representative of the LESSOR, shall be entitled to inspect the Demised Premises during daytime hours (between 9am to 5pm), by giving 48 (forty-eight) hours’ prior notice in writing to the LESSEE. Subject to such inspection, the LESSEE shall have the right to peacefully hold and enjoy the DEMISED PREMISES during the Lease Term upon performance of the covenants herein contained without interruption or threat of eviction by the LESSOR or any person on its behalf.

14.APPROVAL/CONSENTS:

a)The LESSOR shall, at its own cost, obtain all necessary permissions/approvals for the lease of the DEMISED PREMISES and procure and install all requisite utility facilities for the DEMISED PREMISES.

Exhibit 10.41
b)The LESSEE, if possible and necessary, shall provide commercially reasonable assistance to the LESSOR in obtaining the approval(s) or the renewal/extension of such approval(s) from the concerned authorities.

c)Each Party to this Lease Agreement shall continue to maintain in full force and effect consents, approvals, and other authorizations necessary for the performance of that party’s obligations under this Lease Agreement or for the validity or enforceability of the Lease Agreement.

15.TERMINATION:
a)The Parties acknowledge and agree that the lease is not terminable by the LESSOR before expiry of the Lease Term unless there is a material breach on the part of the LESSEE in complying with the terms of this Lease Agreement, in which case the LESSOR shall give 6 (six) months prior notice in writing to the LESSEE to rectify any such breach. In the event of failure on the part of the LESSEE to rectify the breach within the period of 6 (six) months, the LESSOR shall have the right to terminate this Lease Agreement by giving 3 (three) months’ prior written notice to the LESSEE, provided that the LESSOR shall return all outstanding Security Money and any unadjusted Advanced Rent to the LESSEE at the time of termination of this Lease Agreement, after deduction of amount as per this Lease Agreement, due to any loss/damage caused by the LESSEE, with the exception of reasonable wear and tear occurring from use.

b)With the exception of conditions prevailing as per clause 3 (d) and 16 of this Agreement, the non-payment of lease rent for a period of 3 (three) months shall be considered as one of the material breaches of agreement on the part of the LESSEE. In case the LESSEE however, fails to pay the monthly rent for 3 (three) consecutive months, then the LESSOR shall have the option to terminate the Lease Agreement by serving 30 days’ prior written notice.
The Lessee’s objection or move including any legal action against termination by the Lessor in compliance of this clause shall not be acceptable, unless otherwise provided under the law.
c)Upon termination of this Lease Agreement, no Party shall be relieved from any obligation already accrued prior to the date of such termination, nor from any liability for a breach of this Lease Agreement occurring prior to the date of such termination.

d)The LESSEE may terminate the lease for convenience, without assigning any reason, at any time, by serving to the LESSOR 6 (six) months’ prior notice in writing.

e)If the LESSOR is in material breach of its covenants as per this Lease Agreement, and/or if due to the LESSOR’s own negligence and/or willful omission, e.g., severe internal architectural defects within the DEMISED PREMISES, or if LESSOR has otherwise rendered the DEMISED PREMISES no longer habitable/safe for the LESSEE to use for its intended purpose, the LESSEE shall have the right to terminate the lease upon 30 (thirty) days’ notice in writing and the Lessor shall refund any unadjusted Advance Rent and Security Deposit to the Lessee without deduction or adjustment.

16.FORCE MAJEURE:

a)In the event the DEMISED PREMISES or any part thereof is wholly or partially destroyed by earthquake, tempest, flood, civil commotion, enemies of the State or other irresistible force beyond reasonable human control, so as to render the same or any part thereof substantially unfit for LESSEE’s purposes as solely determined by the LESSEE, LESSEE will have the following options:

Exhibit 10.41
(i)To terminate the lease either immediately or upon giving 1 (one) months’ notice in writing to the LESSOR; or
(ii)To continue the lease with notice to the LESSOR, requiring the LESSOR to repair the damaged portion of the DEMISED PREMISES within the time stipulated in the notice, where upon the LESSOR shall complete the repairing work within the time, which is reasonably required for completion of such repair to ensure that the DEMISED PREMISES shall have been again rendered fit for occupation and use. Proportionate Rent for the unaffected/fit for use portion of the DEMISED PREMISES shall be payable by the LESSEE to the LESSOR during the period required for such repairs.

b)In the event the DEMISED PREMISES or any part thereof is requisitioned or appropriated by the government under any law, this lease shall forthwith be terminated (but without prejudice to the rights and remedies of either party against the other with respect to any claim or breach of covenant arising prior to the requisition or appropriate of the DEMISED PREMISES).
17.FIRE SAFETY SYSTEM:

a)As per BNBC, 2006 (Bangladesh National Building Code), the LESSOR shall arrange, at its own cost, all necessary fire prevention/extinguishment equipment and tools within 06 (six) months from the date of signing of this Lease Agreement.

b)The LESSOR shall be responsible to take required insurance, including fire insurance, in relation to the building, and the LESSEE shall be responsible to take required insurance, including fire insurance, in relation to the DEMISED PREMISES within the 06 (six) months from the date of signing of this Lease Agreement.

c)Under the regulation of Bangladesh Fire Service & Civil Defense, the LESSOR shall carry out a yearly audit and assign the Bangladesh Fire Service & Civil Defense, or any other competent/authorized third party, to carry out such audit and inspection. The cost of the audit and inspection shall be borne by the LESSOR. Upon successful completion of the audit and inspection of the fire equipment, the LESSOR and/or LESSEE (if applicable) must comply with any directions issued by the Bangladesh Fire Service & Civil Defense, or the competent/authorized third party, in the manner and timeline specified in such directions.

18.REFUND OF SECURITY DEPOSIT AND ADVANCE RENT:

Upon termination or expiry of the lease, the LESSOR hereby undertakes to refund the Security Deposit and any unadjusted Advance Rent as paid under this Lease Agreement, to the LESSEE within 30 (thirty) days of termination and/or expiry of the lease, after deduction of amount as per this Lease Agreement, due to any loss/damage caused by the LESSEE, with the exception of reasonable wear and tear occurring from use. In the event of a dispute between the Parties on the loss/damage amount, then the Parties shall follow the procedure outlined in clause 6 (b) of this Agreement.
19.TAXES:

a)The LESSOR will be responsible for, and shall pay, all taxes, rates, ground rent, house tax, property tax and any other levies or charges that may be levied or payable to any municipality, corporations, or the government with respect to the DEMISED PREMISES.

b)In the event the LESSOR fails or neglects to comply with clause 19(a) above, the LESSEE shall be entitled to make such payment on LESSOR’S behalf and to deduct the same from the Rent

Exhibit 10.41
payable by the LESSEE to the LESSOR or, alternatively, claim such payment as a debit against the LESSOR.

c)The LESSOR agrees to indemnify the LESSEE if any claim is made against, or imposed on, the LESSEE with respect to any fees, taxes or other charges of a public nature that are, or may be, assessed against the DEMISED PREMISES from time to time.

20.ASSIGNMENT OR SUB-LEASE:

The LESSEE shall not rent or sub-rent/sub-let the DEMISED PREMISES, in whole or in part, to any third party without prior written permission of the LESSOR. Notwithstanding the foregoing, LESSEE may rent or sublet the Demised Premises to its subsidiary and/or affiliated company as necessary to accommodate its needs in the DEMISED PREMISES.

21.NOTICE:
Any notice required by this Lease Agreement shall be given in writing and shall be served by personal delivery or by registered mail addressed to the party concerned at the following address.
For the LESSEE:     Rashed Mujib Noman
Country Director,
Augmedix Bangladesh
Augmedix Building, Suite 203,
17/C, Panthapath, Dhaka.
For the LESSOR: Mohammad Hossain Jony
Managing Director
Sony Chocolate Industries Ltd.
Rahman’s Regnum Centre, Suite # 301/A (3rd Floor)
191/1, Tejgaon-Gulshan Link Road, Tejgaon C/A, Dhaka-1208.

22.AMENDMENT:

This Lease Agreement may at any time be amended by mutual agreement in writing between the parties hereto.

23.GOVERNING LAW:
This Lease Agreement shall be governed by and construed in accordance with the laws of Bangladesh.

24.RESOLUTION OF DISPUTES:

If there is any dispute between the Parties, they shall try to settle it amicably between themselves. If the Parties fail to resolve the dispute between themselves within a period of 30 (thirty) days, then the matter may be referred to a Court having jurisdiction.
25.MAINTENANCE AND RENOVATION OF DEMISED PREMISES:

a)The LESSORS shall be responsible for carrying out repair/replacement work for any major damage to the common area of the DEMISED PREMISES within the time stipulated in the written notice by the LESSEE to ensure that the common area of DEMISED PREMISES shall be rendered fit for occupation and use as determined by the LESSEE. The LESSORS shall also be responsible for carrying out all minor repairs and routine maintenance to the DEMISED PREMISES resulting from ordinary wear and tear within the time stipulated in the written notice by the LESSEE. In the event that the LESSOR fails to carry out the necessary major/minor repair works in the manner stated above, then the LESSEE may carry out such works/repairs/replacements whereupon the LESSOR shall upon request by the LESSEE reimburse the LESSEE for the full cost including any consultant fees. If such payment is not received by the LESSEE within 30 days then the LESSEE shall have the right to deduct such amount from the Rent with notice to the LESSORS in writing.

b)The LESSEE shall not make any additions, alternation or improvements to the DEMISED PREMISES or any fixture without prior consent of the LESSORS. The LESSEE will be entitled to construct or erect such additional fixtures as may be reasonably required for the renovation and decoration of the DEMISED PREMISES. On expiry or sooner termination of the Lease Term,

Exhibit 10.41
LESSEE shall remove any fittings and return the DEMISED PREMISES to broom clean condition, subject to ordinary wear and tear.

26.INDEMNITY:
Each Party shall indemnify, defend and hold harmless the other party from any claim, action, demand, loss, damage, expenses or any other liabilities whatsoever which may arise due to, as a result of or consequence of its breach, failure, willful negligence or misconduct or omission to fulfill its obligations and covenants under this Lease Agreement and/or under any terms of any applicable law or regulation.

27.SEVERABILITY:
If any part of this Lease Agreement is determined to be illegal, invalid, frustrated or unenforceable, for any reason, then, in so far as is practical and feasible, the remaining portions of the Lease Agreement shall be deemed to be in full force and effect as if such invalid portions were not contained herein.

28.MISCELLANEOUS:

a)Nothing herein expressed or implied is intended or shall be construed to give any person other than the Parties hereto any rights or remedies under this Lease Agreement.

b)This Lease Agreement shall be deemed to have been prepared jointly by the Parties hereto. Any ambiguity herein shall not be interpreted against any Party hereto and shall be interpreted as if each of the Parties hereto had prepared this Lease Agreement.

c)No failure or delay (whether express or implied) on the part of one party in exercising nor any omission to exercise any right power privilege or remedy accruing to the aforementioned party upon any default or breach of any covenant condition or duty on the part of the other party shall impair any such right power privilege or remedy or be construed as a waiver thereof or any acquiescence in any such default or breach affect or impair any right power privilege or remedy of the first mentioned party in respect of any other or subsequent default.

29.WHOLE AGREEMENT:

This Lease Agreement including the Annexure appended hereto supersedes all previous negotiation and any representation or understandings written or otherwise between the parties hereto and this Lease Agreement shall constitute the entire agreement between the parties hereto with respect to the DEMISED PREMISES.

30.EFFECT OF HEADINGS:

The subject of headings of this Lease Agreement is included for the purpose of convenience only and shall not affect the construction or interpretation of any of its provisions.

31.SUCCESSORS BOUND:
This Lease Agreement shall be binding upon the successor-in-interest, legal representatives, assigns, administration and assigns of the parties hereto.

32.COUNTER PART:
This Lease Agreement is made in 2 (two) sets in original, each of the parties shall get a set of original of the Agreement.

SCHEDULE OF THE DEMISED PREMISES
All the piece and parcel of floor space measuring 5,712sqft. (Including common space) Located at the Business suite # C-17 at 17th floor of Commercial Complex of Sony Chocolate Industries Ltd with the amenities listed in the lease agreement at Rahman's Regnum Centre, 191/1, Tejgaon-Gulshan Link Road, Tejgaon C/A, Word No-37, PS-Tejgaon I/A, Tejgaon, Dhaka-1208.

IN WITNESS WHEREOF, the parties hereto mutually agree to subscribe their names on the day, month and year mentioned above.

Exhibit 10.41

(Rashed Mujib Noman) (Mohammad Hossain Jony) Country Director     Managing Director
Augmedix Bangladesh     Sony Chocolate Industries Ltd.

Witness:    Witness:

1.Name:    1. Name:

2.Name:     2. Name:

ANNEXURE-1
FLOOR LAYOUT

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Exhibit 10.41

ANNEXURE-2 SERVICE LEVEL AGREEMENT

Exhibit 10.41

Service Level Agreement (SLA) for Augmedix Bangladesh Ltd. (Hereinafter called as Customer) By Sony Chocolate Industries Ltd. (Hereinafter called Service Provider) Effective Date: (1 March 2024)
1.

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Scope of Service

The following detailed service parameters are the responsibility of the Service Provider in the ongoing support of this Agreement.

1.1Human Recourses Services: “Service Provider” will provide the following personnel for the Building:
A.Services Supervisor (Full time):
·To supervise day to day activities of the building staff
·Arrange emergency support
·Coordinate with the Clients
·Keeping records & maintain various registers
·Attend to the guests of the building.

B.CC TV Operator/ Control person:
To check & operate CCTV as per requirement and ensure no unauthorized persons enter the building.
C.Electrician:
To check all electric lines regularly and provide service as per requirement. Maintain work-
registers etc.
D.Security Guards: (24 x 7):
1.Ensure security for the overall building premises.
2.Monitor CCTV for the overall building premises.

E. Cleaner:
To ensure hygiene cleaning of common areas, stairwells, lift lobbies, rooftop, parking area, garden/garden area, void areas, security post and usable areas outside of the complex

1.2 Documentary Services: The following documentary services will be maintained:

#	Name of Registers	Quantity
01	Generator Using Register	01 Number
02	Utility Meter Reading Register	01 Number
03	Observation/Complaint/Occurrence Register	01 Number
04	Documents & Utility Dispatch Register	01 Number
05	Visitor/ Outsider Register	01 Number
#	Name of Files	Quantity
01	Utility Bill Copy File	01 Number
02	Tenant Documents File	01 Number
03	Duty Roster File	01 Number
04	Form – Formats File	01 Number
05	Meeting File	01 Number
06	Office Circular File	01 Number
07	Policy File	01 Number

1.3 Electro-Mechanical & Heavy Equipment Maintenance Support Services: The Service Provider shall be responsible for the monitoring, periodical servicing and maintenance of electro-

Exhibit 10.41
mechanical and heavy equipment including but not limited to lift, generator, sub-station, fire extinguisher, water lifting pump, PABX, CCTV, electrical lines/wiring/switch and power points maintenance services, power points, ventilation system and firefighting system, the annual test of the fire alarm system according to the BNBC codes.
Any cost related to maintenance support services will not be borne by the Customer. It is further agreed that any heavy equipment replacement, equipment parts replacement, any other building asset replacement or any equipment installation the associate cost will not be borne by the Customer. The cost shall be borne from the Reserve Fund. However, if the associated cost exceeds the limit of the Reserve Fund, the owners of the building shall carry out the necessary work at their own cost.
1.4 Cleaning materials with tools, bulbs/tube lights, utilities for common area: Cleaning materials with tools, necessary bulbs/ tube lights for common areas will be provided by the Service Provider to ensure the proper cleanliness and lighting of common areas. Common utilities shall be borne by the Service Provider. Cleaning services shall be carried out in the following manner and schedules.
i.Daily cleaning of the interior of the building, including major cleaning to be done following all events, official and otherwise that have taken place in the building premises.
ii.Daily cleaning and sanitization of common restrooms on work days.
iii.Monthly cleaning of all window glasses and door glasses.
iv.Half Yearly cleaning of all external glass work of the premises.
v.Cleaning of the car parking area and driveway in all the basement floors and the ground floor as needed.
2.Customer’s Covenants
Customer responsibilities and/or requirements in support of this Agreement include:
a.Payment of the Service Charge as it becomes due.
b.Reasonable availability of customer representative(s) when resolving a service-related incident or request.

3.Service Provider’s Covenants
The Service Provider hereby covenants as follows:
i.To maintain all common utility bills and charges paid up to date with the funds given by the Customer.

ii.To ensure that none of its employees use any intellectual property of the Customer.

iii.To provide all personnel with uniforms, materials, tools, equipment required for carrying out the services and the Service Provider shall also provide identity cards with photograph to all personnel, and shall ensure that the personnel at all times carry the identity cards.

iv.To ensure that the personnel appointed under and for the purpose of this Agreement do not have a criminal conviction, which includes crimes involving breach of trust or dishonesty or any history of illegal, unlawful or subversive activities.

v.The Customer shall have no liability whatsoever for any injury or death to the personnel suffered while on duty or not, and including, without limitation, for any damages suffered which results from any other reason whatsoever. The Service Provider shall arrange adequate insurance coverage for its personnel for personal injury and death whilst performing the services.

vi.The Service Provider shall be responsible for all its acts and omissions and those of its personnel and for health, safety and security of its personnel and their property.

vii.Without prejudice to the foregoing provision, in case of any loss or damage caused to the office premises, properties, assets and employees of the Customer for any reason whatsoever due to the act, omission, negligence or misconduct by the personnel of the Service Provider, the Service Provider shall be liable to compensate the fully against such damage or loss.

Exhibit 10.41
viii.To ensure and oversee that the works of its personnel are being carried out competently and efficiently and this shall not absolve the Service Provider of its liabilities and responsibilities.

ix.It is clearly agreed and understood by both the Parties that the responsibility for employment of any resources by the Service Provider and any or all forms of compensation in whatsoever term called including salary and payment of their remuneration shall be the sole responsibility of the Service Provider. The Customer shall not be responsible or liable in any manner whatsoever, directly or indirectly for such employment or expenses incurred thereof, and the employees are and shall be exclusively considered as employees of the Service Provider and are never to be treated or considered as employees or agents of the Customer. It is expressly agreed between the Parties that any statutory liabilities arising out of employment, non-employment (including accidents) of resources deployed by the Service Provider shall be on account of the Service Provider.

4.Subcontract:
The services to be provided by the Service Provider, as described in this Agreement, shall not be subcontracted by the Service Provider to any other individual or entity, and the Service Provider shall not engage any subcontractor or agent to carry out any of the services and obligations pursuant to this Agreement.

5.Service Availability
Coverage parameters specific to the service(s) covered in this Agreement are as follows:
a.Telephone support: 24/7 hrs.
Calls received out of office hours will be forwarded to a mobile phone and best efforts will be made to answer / action the call, whatsoever there will be a backup answer phone service.
b.Email support: Monitored 9:00 A.M. to 6:00 P.M. Saturday – Thursday
Emails received outside of office hours will be collected, however, no action can be guaranteed until the next working day.
c.Onsite assistance, if needed guaranteed within 24 hours during the business week.

6.Miscellaneous:
a.Emergency/Special Support Services: During long-term vacations such as Eid-ul-Fitre, Eid-ul-Azha & any Governmental Holidays/Hartals days the Service Provider will ensure strong and special services at their own cost.
b.Logistics/Utility Services: The Service Provider through its Premises’ staff will collect and ensure monthly payment for electricity, WASA, Generator fuel.
c.Surprise visit: Surprise visit will be arranged by the Service Provider for strong supervision over the Premises staff in any working or holidays to ensure the quality services to the building Premises.
d.Co-ordination Meeting: The Service Provider will arrange a coordination meeting with the Customer for the betterment of the service.
e.Training Program: The Service Provider will arrange a special training program to upgrade the building premises staffs’ service quality and to train them to deal with the Customer in proper manner and attitude.
f.Others Special/Technical Services: Following technical service shall also be provided by the Service Provider on a mutual cost basis which is as follows:

Exhibit 10.41
i. Underground & Overhead Water Reservoir Cleaning: A well-equipped professional team engaged by the Service Provider will provide hygienic cleaning services for underground & overhead water reservoirs.

ANNEXURE -3

SPECIFICATION OF THE RADIO AND TOWER

Radio Dimension: 280 x 470 x 470 mm (approx.)
Tower Specification: Attached (approx.)

Exhibit 10.41

Exhibit 10.41